SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



                               October 3, 1995



                              CULBRO CORPORATION

              (Exact name of registrant as specified in charter)

                              Filing Fee #026093


       New_York                     1-1210                 13-0762310
(State or other jurisdiction     (Commission            (IRS Employer
    of incorporation)            File Number)           Identification No.)


387_Park_Avenue_South,_New_York,_New_York                  10016-8899
(Address of principal executive offices)                   (Zip Code)



Registrant's telephone number, including area code       (212)_561-8700

Item_5.__Other_Events.

         The Registrant announced on September 27, 1995 that it had ended its previously announced negotiations for Tabacalera, S.A. to acquire a 51% interest in Registrant's General Cigar subsidiary for $100,000,000. See the Press Release filed herewith as Exhibit Item 7(c)(1).






Item_7.__Financial_Statements_and_Exhibits.

         (a)(1)   N/A

         (b)      N/A

         (c)      Exhibits:

                  (1)   Culbro Corporation Press Release, dated September 27,
                        1995.

                               Exhibit 7(c)(1)






                                                              A. Ross Wollen
                                                              (212) 561-8714


                         CULBRO ENDS NEGOTIATIONS ON
               GENERAL CIGAR CITING DIFFERENCE OVER GOVERNANCE



        NEW YORK, NEW YORK (September 27, 1995) - Culbro Corporation (NYSE: CUC) today announced that it had ended its previously announced negotiations for Tabacalera, S.A. to acquire a 51% interest in Culbro's General Cigar subsidiary for $100,000,000.

        Culbro said the decision was based mainly on the parties' inability to agree on governance issues. Without these matters resolved, Culbro said, the parties might not have been able to achieve the international expansion that was the underlying rationale for the proposed transaction.

        Culbro said both parties had exhibited good faith throughout the negotiations and that several alternative structures were discussed but found to be unacceptable.

        "We continue to believe that global expansion is an area that represents significant opportunities for General Cigar, and plan to continue exploring options that will lead us in that direction," said Edgar M. Cullman, Chairman of Culbro.

        Culbro said that at the same time it intends to examine alternatives directed at the realization of some of the value in its cigar business, which continues to experience a strong resurgence.

        Culbro is a diversified corporation with interests in cigars, labeling systems and packaging machinery, real estate and landscape nursery stock. The Corporation also holds equity interests in businesses engaged in wholesale distribution of tobacco, groceries and sundry consumer products, and publishing in the United Kingdom.

                                  SIGNATURES









         Pursuant to the requirements of the Securities Exchange Act of 1934,

the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.








                                          CULBRO CORPORATION


                                          By:/s/ A. ROSS WOLLEN
                                              A. Ross Wollen
                                              Senior Vice President
                                              Secretary and General Counsel


Dated:  October 3, 1995